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                                                                      Exhibit 21

       WHOLLY OWNED SUBSIDIARIES, AFFILIATES, PARTNERSHIPS, INVESTMENTS
                                      OF
                   HE HOLDINGS, INC./HUGHES AIRCRAFT COMPANY

"-"  designates first tier subsidiary
"+"  designates second tier subsidiary
"."  designates third tier subsidiary
(a)  designates affiliates (not wholly owned)
(p)  designates partnerships (not wholly owned)
(i)  designates investments (not wholly owned)
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- ACCSCO S.A. (a)
- Advanced Electronics Systems International
- Air Command Systems International S.A.S.
  (p)
- AMRAAM International Licensing Company
  (p)
- ARINC Incorporated (i)
- Circuitos Binacionales de Tijuana S.A. de
  C.V.
- H & R Company (p)
- HE Microwave Corporation (a)
- Hughes Aircraft of Canada Limited
  +Advanced Toll Management Corp. (a)
- Hughes Aircraft Mississippi, Inc.
- Hughes Aircraft-South Carolina
- Hughes Aircraft Systems International
- Hughes Danbury Optical Systems, Inc.
- Hughes Data Systems
- Hughes ESSM Co.
- Hughes Electronic Systems (Malaysia) Sdn
  Bhd
  +Serampang Hughes Sdn. Bhd. (a)
- Hughes Environmental Systems, Inc.
- Hughes Espana S.A.
  +Empresa Nacional de Optica S.A.
   (ENOSA) (a)
- Hughes Europe N.V.
- Hughes Electronic Technologies, Inc.
- Hughes Georgia, Inc.
- Hughes Information Systems Company
- Hughes International Corporation
  +Gulf Industrial Technology Co. (a)
  +Hughes Asia Pacific Hong Kong Limited
  +Hughes Australia International PTY Limited
- Hughes International GmbH
- Hughes Middle East Limited
  +Hughes Arabia Limited (a)
- Hughes Missile Systems Company
  +IRISS Company (p)
  +Translant, Inc.
- Hughes Nadge Corporation
- Hughes Research Laboratories, Inc. (a)
- Hughes STX Corporation
- Hughes Systems Management International
- Hughes Technical Services Company
- Hughes Training, Inc.
  +AMI Instruments, Inc.
  +Hughes Simulation International, Inc.
- Hughes Transportation Control Systems, Inc.
  +HMK (p)
- Hughes (U.K.) Limited
  +Hughes Flight Training Limited
   . Groom Aviation Limited
  +Hughes Microelectronics Europa Limited
   . Hughes Microelectronics Limited
   . Hughes Microelectronics Europa
     Espana, S.A.
   . UKADGE Systems Limited (a)
- i-Logix Inc. (i)
- International Electro-Optical Industry Anonim
  Sirketi (a)
- International Electronics Systems, Inc.
  +HKV (p)
- Microelectronics and Computer Technology
  Corporation (i)
  +Harris-Magnavox Systems Company (p)
   . ERAPSCO (p)
   . Magnavox Systems, Limited
- SJ & LA Associates (p)
- Standard Missile Co. LLC (a)
- Systems Building Corp.